UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008 (February 25, 2008)
National Medical Health Card Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26749	11-2581812

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York	11050

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 626-0007
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On February 26, 2008, National Medical Health Card Systems, Inc. (the “Company”) issued a joint press release with SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada (“SXC”) announcing that SXC, SXC Health Solutions, Inc., a Texas corporation and wholly-owned subsidiary of SXC (“US Corp.”), Comet Merger Corporation, a Delaware corporation that is a newly-formed, wholly-owned subsidiary of US Corp. and an indirect subsidiary of SXC, and the Company had entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the press release is attached hereto as Exhibit 99.1.
     On February 26, 2008, the Company and SXC will hold a conference call to discuss the proposed transaction. A copy of the slide show presentation referenced and made available in connection with the conference call is attached hereto as Exhibit 99.2.
Important Additional Information
     This communication is neither an offer to purchase nor solicitation of an offer to sell securities. The exchange offer (the “Offer”) has not yet commenced. SXC and Merger Sub intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4 (or F-4 as applicable) with the Securities and Exchange Commission (the “SEC”) and the Company intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain copies of these materials (and all other offer documents filed with the SEC) when available at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3246, Attention: SXC Investor Relations or to National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations Department. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Merger Sub or the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-Looking Statements
     This Current Report and the exhibits filed or furnished herewith contain forward-looking statements. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, “continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving SXC and the Company, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this report about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company or SXC and others following announcement of the Merger Agreement; (3) the inability to complete the Offer or the merger due to the failure to satisfy the conditions to the Offer or the merger, including SXC’s receipt of financing on terms not materially less favorable than those set forth in the debt commitment letter or from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the merger; (5) the ability to recognize the benefits of the proposed transaction; (6) the actual terms of certain financings obtained in connection with the Offer or the merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this report are beyond the Company’s and SXC’s ability to control or predict. The Company can give no assurance that any of the transactions related to the Offer or the merger will be completed or that the conditions to the Offer or the merger will be satisfied. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Joint press release dated February 26, 2008.

99.2	Slide show presentation referenced and made available in connection with the conference call held on February 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2008	NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
	By:	/s/ George McGinn
George McGinn
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release dated February 26, 2008.

99.2	Slide show presentation referenced and made available in connection with the conference call held on February 26, 2008.